Exhibit 10.2(a)

__________, 2016

Landcadia Holdings, Inc.

1510 West Loop South

Houston, Texas 77027

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into or proposed to be entered into by and between Landcadia Holdings, Inc., a Delaware corporation (the “Company”), and Jefferies LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 34,500,000 of the Company’s units (including up to 4,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder thereof to purchase one-half of one share of Common Stock at a price of $5.75 per one-half share ($11.50 per whole share), subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333-[ ]) and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”), and the Company shall apply to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fertitta Entertainment, Inc., a Texas corporation (the “FEI Sponsor”), and Leucadia National Corporation, a New York corporation (the “Leucadia Sponsor” and, collectively with the FEI Sponsor, the “Sponsors”), and each of Tilman J. Fertitta, Richard Handler, Richard H. Liem, Steven L. Scheinthal and Nicholas Daraviras (each, a “Founder” and collectively, the “Founders”), hereby agrees with the Company as follows:

1. Each Sponsor and each Founder agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it or he shall vote all Founder Shares (as defined in paragraph 11 hereof) and any shares of Common Stock acquired by him or it in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2. Each Sponsor and each Founder hereby agrees that in the event that the Company fails to consummate a Business Combination (as defined in paragraph 11 hereof) within 24 months from the closing of the Public Offering or such later period approved by the Company’s stockholders in accordance with the Company’s second amended and restated certificate of incorporation, each Sponsor and each Founder shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in paragraph 11 hereof), including interest (less taxes payable and up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Each Sponsor and each Founder agrees to not propose any amendment to the Company’s second amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

Each Sponsor and each Founder acknowledges that it or he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. Each Sponsor and each Founder hereby further waives, with respect to any Founder Shares or shares of Common Stock held by it or him, any redemption rights it or he may have in connection with a stockholder vote to amend the Company’s second amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the shares of Common Stock if the Company does not complete a Business Combination within 24 months from the closing of the Public Offering. Each Sponsor and each Founder hereby further waives, with respect to any Founder Shares or any shares of Common Stock held by it or him, any redemption rights it or he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsors and the Founders shall be entitled to redemption and liquidation rights with respect to any shares of Common Stock it or they hold if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering).

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below and except for the permitted Transfers described in paragraph 7(c) below, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after the effective date of the Prospectus, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by him or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, specified in clause (i) or (ii). The foregoing sentence shall not apply to the registration of the offer and sale of Units contemplated by the Underwriting Agreement. Each of the Founders and the Sponsors acknowledges and agrees that, prior to the effective date of any release or waiver of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two (2) business days after the publication date of such press release.

4. In the event of the liquidation of the Trust Account, the Sponsors agree to jointly and severally indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has entered into an acquisition agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent registered public accounting firm) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account provided, further, that the foregoing sentence applies only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsors shall not be responsible to the extent of any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Sponsors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Sponsors shall have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsors, the Sponsors notify the Company in writing that they shall undertake such defense.

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5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 4,500,000 Units (as described in the Prospectus), each Sponsor agrees that it shall return to the Company, on a pro rata basis in accordance with the percentage of Founder Shares held by it, for cancellation at no cost, a number of Founder Shares equal to 1,125,000 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. Each Sponsor further agrees that to the extent that (a) the size of the Public Offering is increased or decreased and (b) such Sponsor has either purchased or sold shares of Common Stock or an adjustment to the number of Founder Shares has been effected by way of a pro-rata stock split, stock dividend, reverse stock split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Public Offering, then (A) the references to 4,500,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Public Offering and (B) the reference to 1,125,000 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Founder Shares that each of the Sponsors[ and the independent directors] would have to collectively return to the Company in order for the number of Founder Shares to equal 20.0% of the Company’s issued and outstanding shares after the Public Offering.

6. (a) Each of the Sponsors and each Founder hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company unless and until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 24 months after the closing of the Public Offering.

(b) Each Sponsor and each Founder hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or Founder of his or its obligations under paragraphs 1, 2, 3, 4, 5, 6(a), 7(a), 7(b) and 9 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) Each Sponsor and each Founder agrees not to Transfer (as defined in paragraph 11 hereof) any Founder Shares until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, (i) the last sale price of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (ii) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Each Sponsor and each Founder agrees that he or it shall not effectuate any Transfer of Sponsor Warrants (as defined in paragraph 11 hereof) or Common Stock underlying such warrants until 30 days after the completion of a Business Combination (the "Sponsor Warrants Lock-up Period", together with the Founder Shares Lock-up Period, the "Lock-up Periods").

(c) Notwithstanding the provisions set forth in paragraphs 3, 7(a) and (b), Transfers of the Founder Shares, Sponsor Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Sponsor Warrants are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Sponsors or their affiliates, or any affiliates of the Sponsors, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the state of Delaware or the organizational documents of either of the Sponsors upon dissolution of the respective Sponsor; (g) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (h) in the event of the Company’s completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Founder Shares or shares of or Common Stock for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

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8. Each Founder’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such Founder’s background. The Founder’s questionnaire furnished to the Company is true and accurate in all respects. Each Founder represents and warrants that: such Founder is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Founder has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Founder is not currently a defendant in any such criminal proceeding; and neither such Founder nor either of the Sponsors has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. Except as disclosed in the Prospectus, neither of the Sponsors nor any affiliate of the Sponsors, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds of the Public Offering held in the Trust Account prior to the completion of a Business Combination: repayment of up to an aggregate of $200,000 in loans or advances made to the Company by the Sponsors pursuant to promissory notes dated September 15, 2015; payment of an aggregate of $10,000 per month to the FEI Sponsor for office space, secretarial and administrative services provided to members of the Company’s management team by the FEI Sponsor pursuant to an Administrative Services Agreement to be entered into concurrent with the closing of the Public Offering; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination; payment of a customary financial advisory fee to an affiliate of the Leucadia Sponsor in an amount that constitutes a market standard financial advisory fee for comparable transactions at the closing of the Company’s initial Business Combination, provided that no agreement with the Leucadia Sponsor or its affiliates will be entered into, and no fees for such services will be paid to the Leucadia Sponsor or its affiliates, prior to the date that is 90 days from the date of the Prospectus, unless the Financial Industry Regulatory Authority, Inc. determines that such payment would not be deemed underwriting compensation in connection with the Public Offering; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsors or an affiliate of the Sponsors or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $0.50 per warrant at the option of the lender (with terms and conditions identical to the Sponsor Warrants).

10. Each Sponsor and each Founder has full right and power, without violating any agreement to which it or he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company, and each Founder hereby consents to being named in the Prospectus as an officer and/or director of the Company, as applicable.

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11. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the shares of the Class F common stock, par value $0.0001 per share, of the Company held by the Sponsors [and independent directors] prior to the consummation of the Public Offering; (iii) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (iv) “Sponsor Warrants” shall mean the Warrants to purchase 8,000,000 shares of Common Stock (or up to 8,900,000 shares of Common Stock if the Underwriters’ over-allotment option is exercised in full) that shall be acquired by the Sponsors for an aggregate purchase price of $8.0 million (or $8.9 million if the Underwriters’ over-allotment option is exercised in full), or $0.50 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each of the Sponsors, each of the Founders and each of their respective successors, heirs and assigns.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by September 30, 2016, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature page follows]

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Sincerely,

Fertitta Entertainment, Inc.

By:
Name: Steven L. Scheinthal
Title: Vice President

Leucadia National Corporation

By:
Name: Michael J. Sharp
Title: Executive Vice President and General Counsel

Tilman J. Fertitta

Richard Handler

Richard H. Liem

Steven L. Scheinthal

Nicholas Daraviras

Acknowledged and Agreed:

Landcadia Holdings, Inc.

By:
Name: Nicholas Daraviras
Title: Vice President

[Signature Page to Insider Letter Agreement]